UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 12, 2020
Date of Report (Date of earliest event reported)

Apergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	APY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described in Item 5.07 below, on May 12, 2020, at the 2020 Annual Meeting of Shareholders (“2020 Annual Meeting”) of Apergy Corporation (the “Company” or “Apergy”), shareholders approved the Company’s Amended and Restated 2018 Equity and Cash Incentive Plan (the “Restated Plan”). The Restated Plan was adopted by the Company’s Board of Directors (the “Board”) and effective on March 24, 2020, subject to shareholder approval at the 2020 Annual Meeting.

The Restated Plan is substantially similar to the Company's 2018 Equity and Cash Incentive Plan (the "2018 Plan"), except that the Restated Plan:

•	increases the number of shares of common stock that may be issued under the 2018 Plan from 6,500,000 shares to 18,225,000 shares under the Restated Plan, an increase of 11,725,000 shares;

•	provides that stock-based awards that are settled in cash shall not reduce the Restated Plan's share reserve;

•
provides that the Compensation Committee of the Board (the "Compensation Committee") may assume or substitute previously granted awards of employees, directors and consultants of other corporations who become eligible to participate in the plan by reason of a corporate transaction without reducing the total number of shares available for awards under the Restated Plan;

•	changes the annual limit on non-employee director awards from a number of shares of Apergy common stock (20,000) to an approximately equivalent dollar value limit of $500,000;

•	provides Apergy with the right to withhold from payments under the Restated Plan an amount up to the maximum statutory tax rate in the applicable jurisdictions;

•	resets the term to be10 years from March 24, 2020, the date the Restated Plan was adopted by the Board; and

•	generally limits the ability of the Compensation Committee to grant stock options or SSARs that may be exercised prior to the third anniversary of the grant date.

A summary of the material terms of the Restated Plan is included in the Company’s proxy statement for 2020 Annual Meeting under the heading “Item No. 5: Approval of the Amended and Restated 2018 Cash and Equity Incentive Plan,” which was filed on Schedule 14A with the Securities and Exchange Commission by the Company on April 2, 2020. This is qualified in its entirety by the full text of the Restated Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)-(b) The Company's 2020 Annual Meeting was held on May 12, 2020. Holders of an aggregate of 77,493,876 shares of the Company’s common stock at the close of business on March 16, 2020 were entitled to vote at the meeting, of which 70,160,460, or approximately 90% of the eligible voting shares, were represented in person or by proxy. The final results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

1.	The two directors nominated to the Board as Class II directors to serve until the Company’s 2022 annual meeting of shareholders were elected:

Nominee	For	Withheld	Broker Non-Vote
Gary P. Luquette	57,368,166	3,101,990	9,690,304
Daniel W. Rabun	56,761,161	3,708,995	9,690,304

2.	The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was ratified:

For	Against	Abstain
70,089,456	20,227	50,777

3.	The compensation of the Company's named executive officers for 2019 ("Say-on-Pay") was approved on an advisory basis:

For	Against	Abstain	Broker Non-Vote
59,940,671	442,764	86,721	9,690,304

4.	The advisory vote on the frequency of future Say-on-Pay votes was approved in favor of a one-year frequency:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
58,034,331	42,741	2,327,732	65,352	9,690,304

5.	The Amended and Restated 2018 Equity and Cash Incentive Plan was approved:

For	Against	Abstain	Broker Non-Vote
54,522,679	5,861,947	85,530	9,690,304

6.

(d) In light of the results of the advisory vote on the frequency of future Say-on-Pay votes, the Board determined that an advisory vote on our executive compensation will be held annually until the next vote on the frequency of such votes.  A shareholder advisory vote on the frequency of Say-on-Pay votes is required to be held at least once every six years.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits - See Exhibit Index, incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

10.1	Apergy Corporation Amended and Restated 2018 Equity and Cash Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apergy Corporation

Date: May 14, 2020	By:	/s/ JULIA WRIGHT
Julia Wright
Senior Vice President, General Counsel and Secretary